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                                                                      EX-99.23.i


                          BROWN, CUMMINS & BROWN CO., L.P.A.
                            ATTORNEYS AND COUNSELORS AT LAW
                                   3500 CAREW TOWER
J. W. BROWN (1911-1995)             441 VINE STREET          JOANN M. STRASSER
JAMES R. CUMMINS                CINCINNATI, OHIO 45202       AARON A. VANDERLAAN
ROBERT S BROWN                 TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN           TELECOPIER (513) 381-2125        -------------
LYNNE SKILKEN                                                     OF COUNSEL
AMY G. APPLEGATE                                               GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN



                                                              June  22, 2000



Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio 45247

Ladies and Gentlemen:

      A legal opinion that we prepared was filed with your Post-Effective Amendment No. 7 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 13 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                             Very truly yours,

                                             /s/

                                             Brown, Cummins, & Brown Co., LPA